UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

Big Sky Growth Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40313	86-2084915
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1201 Western Avenue, Suite 406 Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 351-0820

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, and one-fourth of one redeemable Warrant to acquire one share of Class A common stock	BSKYU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	BSKY	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	BSKYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Big Sky Growth Partners, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K as of May 3, 2021 to amend and restate the audited balance sheet as of May 3, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement originally filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2021 (the “Original Report”).

Background of Restatement

On January 25, 2022, the Company’s management and the Audit Committee concluded that due to a reclassification of the Company’s temporary and permanent equity, the Company’s previously issued audited balance sheet as of May 3, 2021 filed with the Company’s Form 8-K filed on May 7, 2021 should no longer be relied upon. The Company previously presented a portion of its Class A common stock as permanent equity. After discussion and evaluation, the Company has concluded that all of its Class A common stock should be classified as temporary equity to align with Accounting Standards Codification 480-10-S99.

In light of this finding, it was determined that it is appropriate to amend and restate the Company’s previously issued audited balance sheet as of May 3, 2021 to reclassify all of the Company’s Class A common stock as temporary equity. The reclassification of amounts from permanent equity to temporary equity results only in non-cash financial statement corrections and will have no impact on the Company’s current or previously reported cash position, operating expenses or total operating, investing or financing cash flows.

The financial information that has been previously filed or otherwise reported in the Original Report is superseded by the information in this Form 8-K/A, and the Company’s audited balance sheet as of May 3, 2021 contained in the Original Report should no longer be relied upon. On January 27, 2022, the Company filed a report on Form 8-K disclosing the non-reliance on the financial statements included in the Original Report.

Item 8.01. Other Events.

On May 3, 2021, Big Sky Growth Partners, Inc. (the “Company”) consummated an initial public offering (the “IPO”) of 30,000,000 units (the “Units”) at an offering price of $10.00 per Unit and a private placement with Big Sky Growth Partners, LLC (the “Sponsor”) of 5,733,333 private placement warrants at a purchase price of $1.50 per warrant (the “Private Placement”). Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), and one-fourth of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The net proceeds from the IPO, together with certain of the proceeds from the Private Placement, totaling $300,000,000 in the aggregate (the “Offering Proceeds”), were placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., established for the benefit of the Company’s public stockholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee.

An audited balance sheet as of May 3, 2021 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Audited Balance Sheet as of May 3, 2021. (as restated)

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2021

Big Sky Growth Partners, Inc.

By:	/s/ Lauren Neiswender
Name:	Lauren Neiswender
Title:	Chief Financial Officer and Chief Legal Officer